Right Management Consultants, Inc. Reports Record Net Income for the Second Quarter Ended June 30, 2003

PHILADELPHIA, July 28, 2003 -- Right Management Consultants, Inc. (NYSE: RHT), a global consulting firm specializing in career transition and organizational consulting services, today reported a 15% increase in net income for the second quarter of 2003 compared to the same period in 2002.

Second Quarter 2003 and 2002 -- For the quarter ended June 30, 2003, net income increased 15% to a record $12.2 million, or $0.50 per diluted share, compared to net income of $10.6 million, or $0.43 per diluted share for the second quarter of 2002. Cash flow, defined as earnings before interest, taxes, depreciation and amortization, was $26.8 million for the quarter, compared with $27.6 million for the second quarter of 2002. Cash flow information is a non-GAAP measurement, however, it is included as management recognizes that certain investors use it as a measure of an entity's ability to fund its operations and growth and service its debt.

Revenue before reimbursed expenses for the quarter ended June 30, 2003 was $116.9 million, a 7% decrease compared to $125.8 million for the second quarter of 2002. The decrease in revenue principally reflects a decrease in same office career transition revenue. Deferred revenue, primarily from the career transition business, was $59.0 million at June 30, 2003, a decrease of $6.9 million since March 31, 2003. Right's organizational consulting business generated $20.3 million in company office revenue for the second quarter of 2003, a 4% increase from $19.4 million in the second quarter of 2002.

The income tax rate for the quarter ended June 30, 2003 was 39% compared to 48% for the second quarter of 2002. The decrease reflects lower non-deductible costs in the current year as compared to 2002, as well as the impact of greater amounts of income being generated in lower tax jurisdictions in the current year. The impact of the reduced rate contributed $0.02 to diluted earnings per share in the second quarter and adjusts our year-to-date 2003 income tax rate to our projected full year rate of 41%.

First Six Months of 2003 and 2002 - For the first half of 2003, net income was a record $22.6 million, or $0.93 per diluted share, compared to net income of $19.8 million, or $0.81 per diluted share for the first half of 2002. Revenue before reimbursed expenses for the first half of 2003 was $238.4 million, a 7% increase over the $223.1 million recorded for the first six months of 2002. Deferred revenue decreased $13.7 million from December 31, 2002. Cash flow was $51.6 million for the first half of 2003, a 9% increase from $47.5 million for the first half of 2002.

Acquisition Activity - Effective April 1, 2003, Right acquired an additional 46% interest in its Brazilian subsidiary for a combination of cash and future defined contingent payments, bringing Right's total ownership to 97%.

Guidance for 2003 --Based on results for the first half of 2003, and management's outlook for the remainder of the year, the company is confirming its existing full-year earnings per share estimate, expected to approximate $1.80. Revenues are now expected to approximate $475 million for the full-year, a 5% decrease from the company's earlier guidance.


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Right Management Consultants, Inc.
July 28, 2003
Page 2



Richard J. Pinola, Chairman and Chief Executive Officer, said: "While we have seen a decrease in activity levels in our career transition business during the first half of 2003, our business model is designed to anticipate and adjust for volume changes since the career transition business, due to its event-driven nature, can be uneven. As a result, we were able to deliver improved net income and strong cash flow on modestly lower revenues in the second quarter. As our updated revenue and earnings guidance suggests, we believe that the global demand for our career transition services will remain near current levels during the second half of 2003, and expect continued modest profitable growth in our consulting business. Our business model is flexible enough to deliver at-target earnings at these anticipated revenue levels."

Right has scheduled a conference call today at 9:00 a.m. EDT to discuss its results and guidance. You may participate by calling (612) 332-0632 at about 8:45 a.m. EDT. You may also listen to the live call via Webcast at www.right.com under the investors' section or at www.streetevents.com. You can hear a recording of the conference call starting on Monday July 28, 2003, at 1:00 p.m. EDT through Friday, August 8, 2003, until 11:59 p.m. EDT by calling (320) 365-3844 and giving access code 690904. Additionally, the call will be available via Webcast replay during the same period at www.right.com under the investors' section or at www.streetevents.com.

Right Management Consultants offers services to corporations of all sizes through a global network of more than 300 service locations and the Internet. The company is a worldwide leader in customized career transition solutions and also offers a wide range of organizational consulting services, including talent management, leadership development and organizational performance services. In combination, the two lines of business enable Right to help businesses manage the entire life cycle of their employees.

Certain statements contained in this press release are or may be deemed to be "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including discussion and analysis, results of operation, and business plans or strategies that are not statements of historical fact. Such Forward-Looking Statements involve known and unknown risks, uncertainties and other important factors regarding the Company's business, operations and competitive environment that may cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such Forward-Looking Statements. Forward-Looking Statements also include projections of financial performance, statements regarding the economy, statements regarding business intentions about layoffs, statements regarding management's plans and objectives, and statements concerning any assumptions relating to the foregoing. These Forward-Looking Statements reflect management's opinions only as of the date hereof and the Company assumes no obligation to update.

                                      # # #

                                    CONTACT:
                Charles J. Mallon, EVP & Chief Financial Officer
                     G. Lee Bohs, EVP, Corporate Development
                       Right Management Consultants, Inc.
                                  215-988-1588

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Right Management Consultants, Inc.
July 28, 2003
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                                                    Right Management Consultants, Inc.
                                                                (NYSE: RHT)
                                     (Dollars and Shares in Thousands Except Earnings per share data)
                                                                (Unaudited)

                                                                               Quarter Ended                Six Months Ended
                                                                                 June 30,                       June 30,
                                                                                 --------                       --------

                                                                           2003            2002           2003            2002
                                                                           ----            ----           ----            ----
Revenue:
Company office revenue                                                     $ 115,296      $ 124,032       $ 235,213       $ 219,371
Affiliate royalties                                                            1,604          1,792           3,151           3,716
                                                                            ---------      --------         --------        --------
  Revenue before reimbursed expenses                                         116,900        125,824         238,364         223,087
Reimbursed expenses                                                            1,461          1,554           3,456           2,630
                                                                            ---------      --------         --------        --------
  Total revenue                                                              118,361        127,378         241,820         225,717
                                                                            ---------      --------         --------        --------

Expenses:
Consultants' compensation                                                     43,358         47,702          90,814          85,760
Office administration                                                         31,332         32,963          62,878          55,188
Office sales and consulting support                                           10,888         11,189          22,111          18,656
Office depreciation                                                            2,676          2,149           5,213           3,948
General sales and administration (SG&A)                                        5,951          7,933          14,386          18,594
Depreciation and amortization                                                  2,274          2,529           4,834           3,475
                                                                            ---------      --------         --------        --------
  Total expenses                                                              96,479        104,465         200,236         185,621
                                                                            ---------      --------         --------        --------

Income from operations                                                        21,882         22,913          41,584          40,096

Net interest expense                                                           1,707          1,318           2,981           1,885
                                                                            ---------      --------         --------        --------

Income before income taxes                                                    20,175         21,595          38,603          38,211

Provision for income taxes                                                     7,904         10,427          15,827          17,577

Minority interest in net income of subsidiaries                                   51            584             147             838
                                                                            ---------      --------         --------        --------

Net income                                                                  $ 12,220       $ 10,584        $ 22,629        $ 19,796
                                                                            ========       ========        ========        ========

Basic earnings per share                                                      $ 0.54         $ 0.47          $ 1.00          $ 0.88
                                                                              ======         ======          ======          ======

Diluted earnings per share                                                    $ 0.50         $ 0.43          $ 0.93          $ 0.81
                                                                              ======         ======          ======          ======


Basic weighted average number of shares outstanding                           22,726         22,614          22,691          22,551
                                                                              ======         ======          ======          ======


Diluted weighted average number of shares outstanding                         24,261         24,488          24,235          24,354
                                                                              ======         ======          ======          ======


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Right Management Consultants, Inc.
July 28, 2003
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                                            Right Management Consultants, Inc. (NYSE: RHT)
                                                Segment Information by Line of Business
                                                   (Unaudited, Dollars in Thousands)

                                    Quarter Ended                                 Six Months Ended
                                      June 30,                                       June 30,
                                      --------                                       --------

                             Career                                      Career
                           Transition    Consulting   Consolidated     Transition    Consulting   Consolidated
                           ----------    ----------   ------------     ----------    ----------   ------------

2003
----
Company office
    revenue                  $95,044       $20,252      $115,296         $194,844       $40,369       $235,213
                             =======       =======      ========          =======        ======       ========

Company office
    operating income         $26,431        $2,072       $28,503          $54,466        $3,187        $57,653
                             =======        ======       =======          =======        ======       ========


2002
----
Company office
     revenue                $104,589       $19,443      $124,032         $186,463       $32,908       $219,371
                            ========       =======      ========          =======        ======       ========

Company office
     operating income        $29,521        $2,062       $31,583          $56,581        $1,868        $58,449
                             =======        ======       =======          =======        ======       ========

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               Company Office Information by Geography and Reconciliation to Income from Operations
                                         (Unaudited, Dollars in Thousands)

                                             Quarter Ended June 30, 2003              Six Months Ended June 30, 2003
                                            Company              Company                Company             Company
                                            Office               Office                 Office              Office
                                            Revenue           Oper. Income              Revenue           Oper. Income
                                            -------           ------------              -------           ------------
 North America                              $54,842               $17,255              $112,146              $34,280
 Europe                                      43,831                 8,611                87,735               17,398
 Asia-Pacific                                 4,580                 1,135                 9,192                2,069
 Japan                                       11,374                 1,446                24,928                3,990
 Brazil                                         669                    56                 1,212                  (84)
                                           --------                ------              ---------              -------
 Total                                     $115,296                28,503              $235,213               57,653
                                           ========                                    ========


 Add Affiliate Royalties
                                                                    1,604                                      3,151
 Less:  SG&A                                                        5,951                                     14,386
        Depr. & Amort.                                              2,274                                      4,834
                                                                  -------                                    -------
 Income from Operations                                           $21,882                                    $41,584
                                                                  =======                                    =======

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Right Management Consultants, Inc.
July 28, 2003
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                                    Right Management Consultants, Inc. (NYSE: RHT)
                 Company Office Information by Geography and Reconciliation to Income from Operations
                                          (Unaudited, Dollars in Thousands)

                                             Quarter Ended June 30, 2002              Six Months Ended June 30, 2002
                                            Company              Company                Company             Company
                                            Office               Office                 Office              Office
                                            Revenue           Oper. Income              Revenue           Oper. Income
                                            -------           ------------              -------           ------------
 North America                              $65,777               $21,823              $134,338              $44,932
 Europe                                      37,621                 4,326                52,825                5,890
 Asia-Pacific                                 5,009                 1,230                 9,734                2,443
 Japan                                       14,844                 4,083                20,653                4,622
 Brazil                                         781                   121                 1,821                  562
                                           --------               -------              --------               -------
 Total                                     $124,032                31,583              $219,371               58,449
                                           ========                                    ========


 Add Affiliate Royalties                                            1,792                                      3,716
 Less:  SG&A                                                        7,933                                     18,594
        Depr. & Amort.                                              2,529                                      3,475
                                                                  -------                                    -------
 Income from Operations                                           $22,913                                    $40,096
                                                                  =======                                    =======
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                                                  Cash Flow Reconciliation
                                              (Unaudited, Dollars in Thousands)

                                                           Quarter Ended June 30,            Six Months Ended June 30,
                                                          2003               2002              2003               2002
                                                          ----               ----              ----               ----

Income before income taxes                                $20,175          $21,595             $38,603          $38,211
Interest expense, net                                       1,707            1,318               2,981            1,885
Office depreciation                                         2,676            2,149               5,213            3,948
Depreciation and amortization                               2,274            2,529               4,834            3,475
                                                          -------          -------             -------          -------
                                                          $26,832          $27,591             $51,631          $47,519
                                                          =======          =======             =======          =======

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                    Condensed Consolidated Balance Sheet Data
                        (Unaudited, Dollars in Thousands)

                                     June 30, 2003        December 31, 2002
                                     -------------        -----------------

Cash and cash equivalents              $ 19,332              $ 33,886
                                       ========              ========

Total assets                           $445,075              $443,670
                                       ========              ========

Deferred revenue                       $ 59,023              $ 72,757
                                       ========              ========

Debt                                   $134,525              $118,501
                                       ========              ========

Shareholders' equity                   $166,090              $131,088
                                       ========              ========